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                                  EXHIBIT 99.1


                       Press Release dated March 22, 2002




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[LOGO]                                                                    [LOGO]

PRESS RELEASE

FOR IMMEDIATE RELEASE

         Neoware and NCD to Partner to Grow Thin Client Appliance Market

     Neoware to Purchase NCD's ThinSTAR Product Line; NCD to Receive Cash to Strengthen its European Operations, Worldwide Software and NC Businesses


         KING OF PRUSSIA, Pa./MOUNTAIN VIEW, Ca., March 22, 2002 -- Neoware Systems (NASDAQ:NWRE) and Network Computing Devices (OTCBB: NCDI) today announced that the two companies have entered into a Definitive Agreement under which Neoware will purchase NCD's ThinSTAR thin client appliance product line and the two companies have entered into an alliance to grow the worldwide thin client appliance market. NCD will retain and remains committed to its European operations, its NC900 line of network computers and NCD's ThinPATH software businesses.

         The ThinSTAR product line that Neoware is acquiring generated revenue of approximately $17.8 million in 2001 and approximately $3.8 million in the quarter ended December 31, 2001.

         As consideration for the sale, NCD will receive up to $4.25 million in cash, $550,000 of which will be subject to certain conditions. NCD will be retaining all of its existing liabilities. The transaction is expected to close before the end of March 2002. Thereafter, the two companies intend to partner on the development and marketing of current and future software products to grow the overall thin client market.

         After the conclusion of the transaction, the ThinSTAR product line will continue to be available from NCD in Europe, the Middle East and Africa under an OEM agreement with Neoware. In the Americas, Asia-Pacific and the rest of the world, the ThinSTAR product will be re-branded as ThinSTAR by Neoware and will continue to be available through the existing channel of ThinSTAR authorized distributors and resellers without disruption. NCD will continue to provide worldwide service and support for the ThinSTAR product line.

         Neoware intends to continue to sell, develop, support and enhance the ThinSTAR products after closing this transaction. Under the terms of the agreements between the companies, Neoware will supply ThinSTAR products and software upgrades to ThinSTAR customers, providing investment protection by allowing them to continue to receive new product features without replacing their hardware, reflecting the benefits of Neoware's software-powered business model.


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         The sale of the ThinSTAR product line and the alliance with Neoware will allow NCD to focus on its worldwide ThinPATH software and NC900 businesses, and supporting its European customer base while providing additional cash resources to strengthen NCD's financial position. In connection with acquisition, Neoware has received an option to acquire NCD's European operations.

         Neoware believes that its purchase of the ThinSTAR product line further expands the Company's thin client market share, and will drive additional revenue and profit growth. This announcement builds upon Neoware's growth strategy in the appliance and server-based computing market, following the Company's alliance with IBM, and its acquisitions of ACTIV-e Solutions and the Capio product line. With these corporate developments, Neoware believes that it has significantly expanded its market share, market presence and its access and commitment to customers.

         "This acquisition of the ThinSTAR products and our new alliance with NCD continues and accelerates Neoware's strategy of growing our business profitably, both organically and through carefully targeted acquisitions," stated Michael Kantrowitz, president and CEO of Neoware. "Neoware's core business grew by 60% in the last fiscal year, and since then we have acquired the Capio product line and the business of ACTIV-e Solutions in order to expand our distribution and service offerings. In January we formed an important alliance with IBM under which we are now the preferred provider of thin client appliance software and products to IBM and its customers."

         "Now, we are forming an alliance with NCD and acquiring the ThinSTAR product line to further increase our access to customers and our market share. For ThinSTAR customers, this transaction means that they can continue to receive high-quality products and services from a company that is committed to leadership in the thin client appliance market. Our new strategic relationship with NCD will allow Neoware to further enhance our growth strategy by providing us with access to additional software technologies that will enhance our overall product offerings."

         "The sale of the ThinSTAR product line will permit us to focus our attention on our European customers as well as our NC900 family of Network Computers which we will continue to sell worldwide," stated Dr. Guenther Pfaff, CEO of NCD. "In addition, our new partnership with Neoware will allow us to extend the popularity and continued success of our ThinPATH software to Neoware's product range including the ThinSTAR. The proceeds of this transaction will help us extend the features and functionality of our ThinPATH software."


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         A core group of NCD's sales and support employees based in the United
States and Australia are expected to join Neoware immediately following the closing.

         About NCD
         Founded in 1988, Network Computing Devices, Inc., supplies information access and management products that extend server-based computing to give customers a competitive edge and a better bottom line. Over one million NCD thin clients are installed with over 3 billion hours of operation. The company can be reached on the Internet at: www.ncd.com.

         About Neoware
         Neoware provides software, services, and solutions to enable Appliance Computing, a new Internet-based computing architecture targeted at business customers that are designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices. Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front and administrative costs than proprietary or PC-based alternatives. More information about Neoware can be found on the Web at www.neoware.com or via email at info@neoware.com Neoware is based in King of Prussia, PA.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding the consummation of the acquisition of the NCD thin client product line, the partnership of Neoware and NCD, continued development, support and enhancement of the ThinSTAR products, the ability of ThinSTAR customers to continue to receive upgrades, revenue and profit growth, the seamless transition for ThinSTAR customers, increased market share, increased distribution channels, broader product offerings, improved products and services, the addition of knowledgeable employees, acceleration and enhancement of Neoware's growth strategy, increased focus on Neoware's competitive advantages, the reduction in product costs, Neoware's development of key relationships and continued investment in sales and marketing. These forward-looking statements involve risks and uncertainties. Such statements also include statements regarding NCD's receipt of the contingent portion of the sale consideration, Neoware's purchase of NCD's European operations and future partnership between NCD and Neoware. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include Neoware's ability to successfully integrate the NCD thin client business and to lower its costs, Neoware's timely development and customers' acceptance of Neoware's appliance computing products, including the former NCD thin client products, pricing pressures, rapid technological changes in the industry, growth of the appliance computing market, increased competition, Neoware's ability to attract and retain qualified personnel, including the former NCD employees, Neoware's ability to identify and consummate future acquisitions, adverse changes in general economic conditions in the U.S. and internationally, and risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2001.


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Neoware is a registered trademark of Neoware Systems Inc. NCD is a trademark of
Network Computing Devices, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

For more information concerning Neoware's acquisition of NCD's thin client business, consult Neoware's FAQ concerning this news at www.neoware.com.

Contact:

For Neoware:
Vince Dolan, CFO
(610) 277-8300
vince.dolan@neoware.com